September 10, 2013

 28309.0100
VIA E-MAIL & U.S. MAIL

Viosolar, Inc.
Kolokotroni 2A, 17563 Paleo Faliro,
Athens, Greece

Re:           Viosolar, Inc.; S-4 Filing

We hereby consent to the reference to our firm under the headings “Material United States Federal Tax Consequences” and “Legal Matters” in the Registration Statement on the Form S-4 to be filed by Viosolar, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the continuation of the Company from Alberta to Nevada pursuant to the Nevada Revised Statutes Chapter 78.

Best regards,

/s/Robert D. Pentimonti
Robert D. Pentimonti
Admitted in Washington,
California and Washington D.C.
(253) 552-4087
rpentimonti@williamskastner.com